Exhibit 10.36

SIPEX CORPORATION
as the Company
and
RODFRE HOLDINGS LLC
as the Purchaser
SECURITIES PURCHASE AGREEMENT
Dated as of March 29, 2007

SCHEDULE

Schedule A	Wire Instructions

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Secretary’s Certificate

-i-

SECURITIES PURCHASE AGREEMENT
     THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 29, 2007, by and between Sipex Corporation, a Delaware corporation (the “Company”), and Rodfre Holdings LLC (the “Purchaser”), a Delaware Corporation.
     THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:
     A. In accordance with the terms and conditions of this Agreement, the Company has agreed to issue and sell, and the Purchaser has agreed to purchase at any time and from time to time from the date hereof until 5:00 p.m., California Time, June 30, 2008, the Company’s 9% Unsecured Junior Notes with convertible interest due June 30, 2008 (such note(s), in the form attached hereto as Exhibit A, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, each a “Note” or collectively, the “Notes”) in an aggregate amount of up to U.S. $10,000,000.00 (the “Principal Amount”).
     B. Subject to and contingent upon the Securities and Exchange Commission’s (the “SEC”) declaration of the effectiveness of the Registration Statement that is required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, dated as of May 26, 2006 by and among the Company and the buyers listed on the Schedule of Buyers attached thereto, the annual interest of the Notes shall be, at the option of the Purchaser, convertible into shares of the common stock, $0.01 par value per share (the “Common Stock”), of the Company on the terms set forth in the Notes. The shares of Common Stock issuable upon conversion of the accrued interest on the Notes are referred to herein collectively as the “Conversion Shares.” The Notes and the Conversion Shares are referred to herein as the “Securities.”
     C. This Agreement and the Notes, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (the “Transaction”) are referred to herein collectively as the “Transaction Documents.”
     NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:
     SECTION 1. Purchase and Sale of Notes
     (a) Closing of Notes
          (1) Subject to the prior satisfaction (or written waiver) of the conditions set forth in Sections 5 and 6 of this Agreement, the Company shall have the right, from time to time, to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, one or more Notes in denominations of U.S. $500,000.00 or more, for an aggregate amount not to exceed U.S. $10,000,000.00. Notwithstanding the foregoing, upon notification to the Purchaser of the completion of a Change of Control and/or upon repayment by the Company of all outstanding Notes, pursuant to Section 6(e) of said Notes, the Purchaser shall be entitled to refuse in its sole discretion to purchase any more Notes under this Agreement.

          (2) The date and time of the sale of each Note (each a “Closing”) shall be at such place and time as the parties may specify(each a “Closing Date”), and shall be subject to the satisfaction (or waiver) at each Closing Date of the conditions set forth in Sections 5 and 6 of this Agreement.
     (b) Form of Payment. On each such Closing Date, (i) Purchaser shall pay the Company for the Note to be issued and sold to such Purchaser on such Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions attached hereto on Schedule A (or such other wire instructions as the Company may provide), and (ii) the Company shall deliver to Purchaser a properly authenticated Note representing the principal amount of the Note , duly executed on behalf of the Company and registered in the name of the Purchaser, that the Purchaser is purchasing from the Company pursuant to this Agreement.
     SECTION 2. Purchaser’s Representations and Warranties. Purchaser represents and warrants to the Company that as of the date hereof and in respect of each applicable Closing Date:
     (a) Investment Purpose. Purchaser is acquiring the Note, and upon conversion of the Note (if applicable) owned by it, Purchaser will acquire the Conversion Shares then issuable upon conversion thereof, for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales or distributions registered or exempted under the Securities Act of 1933, as amended (the “Securities Act”).
     (b) Accredited Investor Status. Purchaser is and shall remain an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act as of the date of this Agreement.
     (c) Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein and in the Note in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.
     (d) Information. Purchaser believes it (i) has been furnished with or believes it has had full access to all of the information that it considers necessary or appropriate for deciding whether to purchase the Securities, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities, (iii) can bear the economic risk of a total loss of its investment in the Securities and (iv) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by Purchaser or its advisors, if any, or its representatives shall limit, modify, amend or affect the Company’s representations and warranties contained in this Agreement and the Purchaser’s right to rely thereon.

     (e) No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
     (f) Transfer or Resale. Purchaser understands that none of the Securities have been or will be registered under the Securities Act or any state securities laws, and the Securities may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act, it being understood that nothing in this Agreement shall restrict any transfer of Securities to (a) the Company or (b) an affiliate of the holder of such Securities (provided that in the case of (b) above the transferor furnishes the Company with such certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act).
     (g) Legends.
          (1) Purchaser understands that, until the later of (i) the end of the holding period under Rule 144(k) of the Securities Act (or any successor provision) and (ii) such time as Purchaser ceases to be an “affiliate” of the Company as such term is defined in Rule 144 of the Securities Act, the Note (and all securities issued in exchange therefor or in substitution thereof, other than Conversion Shares, which shall bear the legend set forth in Section 2(g)(2) of this Agreement, if applicable) shall bear a legend in substantially the following form:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.
     The legend set forth above shall be removed and the Company shall issue a new Note of like tenor and aggregate principal amount and which shall not bear the restrictive legends required by this Section 2(g)(1), (i) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment, pledge or transfer of the Note may be made without registration under the Securities Act, or (ii) upon expiration of the two-year holding period under Rule 144(k) of the Securities Act (or any successor rule). The Company shall not require such opinion of counsel for the sale of Securities in accordance with Rule 144 of the Securities Act in the event that the Seller provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144.
          (2) Such Purchaser understands that, until the later of (i) the end of the holding period under Rule 144(k) of the Securities Act (or any successor provision) with respect to the Conversion Shares issued upon any conversion of the Note, and (ii) such time as Purchaser ceases to be an “affiliate” of the Company as such term is defined in Rule 144 of the Securities Act, any stock certificate representing Conversion Shares issued upon such conversion of the Note shall bear a legend in substantially the following form unless the Note submitted for conversion, does not bear the legend specified in Section 2(g)(1):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.
     The legend set forth above shall be removed and the Company shall issue the Conversion Shares without such legend to the holder of the Conversion Shares upon which it is stamped, (i) if such Conversion Shares have been resold or transferred pursuant to a registration statement under the Securities Act, as amended, and the registration statement was effective at the time of such transfer, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment, pledge or transfer of the Conversion Shares may be made without registration under the Securities Act, or (iii) upon the later of (a) expiration of the two-year period under Rule 144(k) of the Securities Act (or any successor rule) and (b) such time as Purchaser ceases to be an “affiliate” of the Company as such term is defined in Rule 144 of the Securities Act. The Company shall not require such opinion of counsel for the sale of Conversion Shares in accordance with Rule 144 of the Securities Act, provided that the Seller provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144.
          (3) Purchaser understands that, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), (i) each reference in Sections 2(g)(1) and 2(g)(2) of this Agreement to “two (2) years”, the “two-year period” or “two-year holding period” shall be deemed for all purposes of this Agreement to be references to such changed period, and (ii) all corresponding references in the Note shall be deemed for all purposes to be references to the changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws.
     (h) Authorization; Enforcement; Validity. The Transaction Documents have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable against Purchaser in accordance with their terms, subject as to enforceability to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as the indemnification agreements of Purchaser may be legally unenforceable.
     (i) Residency. Purchaser is a resident of that country or state specified in its address on the signature page hereto and executed by it.
     (j) Additional Acknowledgement. Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement and the Note and that it has independently determined to enter into the transactions contemplated hereby and thereby.
     With the exception of Section 2(h), the Purchaser’s representations and warranties made in this Section 2 are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Note pursuant to this Agreement complies with applicable United States federal and state securities laws and not for any other purpose. Accordingly, other than Section 2(h), the Company should not rely on such representations and warranties for any other purpose.
     SECTION 3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser that as of the date hereof and in respect of each applicable Closing Date subject to such exceptions as set forth in the Company’s public reports filed with the SEC (the “SEC Filings”) or in a letter from the Company to Purchaser dated as of a Closing Date (the “Disclosure Letter”), which exceptions must be non-material and acceptable to purchaser, acting reasonably:
     (a) Organization. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its subsidiaries listed on Exhibit 21.1 to its Annual Report on Form 10-K for the year ended December 31, 2005 (the “Subsidiaries”) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the Company’s most recently filed Annual Report on Form 10-K, including all exhibits, supplements and amendments thereto, and the Company’s most recently filed Quarterly Report on Form 10-Q, including all exhibits, supplements and amendments thereto and the Company’s current reports on Form 8-K filed since the date of the Company’s last Form 10-K or 10-Q, and is registered or qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect, and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. As used in this Agreement, “Material Adverse Effect” means any material adverse effect upon (i) the business, financial condition, results of operations, assets, properties or operations of the Company and its Subsidiaries, considered as one enterprise, or (ii) the Company’s ability to perform its obligations under this Agreement. No Subsidiary of the Company is a “significant subsidiary” of the Company as such term is defined in Rule 1-02(w) of Regulation S-X.

     (b) Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents, and the Transaction Documents and the transactions contemplated thereby have been duly authorized by the Company and its Board of Directors and no further consent or authorization by the Company, or its shareholders is required. Each of the Transaction Documents has been validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Note being purchased by the Purchaser hereunder will, upon issuance pursuant to the terms hereof, be duly authorized, validly issued, fully paid and nonassessable, and shall be free from all liens, claims and encumbrances, except encumbrances or restrictions arising under U.S. federal or state securities laws, with respect to the issuance thereof, and the Purchaser shall be entitled to all the rights set forth therein.
     (c) Non-Contravention. The execution, delivery and performance of the Transaction Documents, including without limitation the issuance and sale of the Note to be sold by the Company under the Transaction Documents, the fulfillment of the terms of the Transaction Documents and the consummation of the transactions contemplated thereby, will not constitute a violation of, or default (with the passage of time or otherwise) under (i) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound when such violation, conflict or default, individually, or in the aggregate, would have a Material Adverse Effect, (ii) the articles of organization, by-laws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties when such violation, conflict or default would have a Material Adverse Effect. In addition, the execution, delivery and performance of the Transaction Documents, including without limitation the issuance and sale of the Note to be sold by the Company under the Transaction Documents, the fulfillment of the terms of the Transaction Documents and the consummation of the transactions contemplated thereby, will not result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or any Subsidiary (other than an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Subsidiary is subject where such lien or other restriction would not have a Material Adverse Effect). Except for such filings and clearances, if any, as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), no consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution, delivery and performance of the Transaction Documents, including without limitation the valid issuance and sale of the Securities to be sold pursuant to the Transaction Documents, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws. Assuming the accuracy of the representations made by Purchaser in Section 2, the issuance by the Company of the Note is exempt from registration under the Securities Act and the issuance of the Conversion Shares upon conversion the Notes (if applicable), will be exempt from registration under the Securities Act under applicable rules and regulations as currently in effect.
     (d) Capitalization. The Company’s authorized capital stock as of December 30, 2006 consisted of (i) 60,000,000 shares of Common Stock, $0.01 par value per share, of which 18,389,862 shares are issued and outstanding at December 30, 2006, and (ii) 1,000,000 shares of Preferred Stock, $0.01 par value per share, of which no shares are issued and outstanding at December 30, 2006. The Company has not issued any capital stock since that date other than pursuant to (i) the exercise of stock options granted to the Company’s employees and service providers pursuant to employee benefit plans and contract, (ii) upon exercise of outstanding warrants or options disclosed in the SEC Filings, or (iii) upon conversion of the Company’s outstanding 5.5% Redeemable Convertible Senior Notes Due 2026 (the “Convertible Notes”). The Company has no stock option or stock purchase plans or other equity incentive plans of any kind other than those described in the SEC Filings. The Conversion Shares that are contingently issuable by the Company pursuant to the Transaction Documents have been duly authorized, and when issued in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and will be free from all taxes, liens and charges with respect to the issuance thereof, with the holder thereof entitled to all rights accorded to holders of Common Stock of the Company, generally. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth herein or in the SEC Filings (including specifically the references to the agreements entered into in connection with the Convertible Notes), there are no (i) outstanding rights (including, without limitation, preemptive rights with respect to issuances by the Company of any securities, including without limitation the Securities, of the Company), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, (ii) contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any Subsidiary, or of any such convertible or exchangeable securities or any such rights, warrants or options, (iii) outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or any Subsidiary, (iv) securities or other instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities under this Agreement, or (v) stock appreciation rights or “phantom stock” plans or agreements or any similar plan or arrangement. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. The Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as described in the SEC Filings. The Company has no outstanding indebtedness for borrowed money and no agreement regarding borrowings, other than pursuant to the Convertible Notes and that certain Loan and Security Agreement, dated as of July 21, 2005, as amended (the “SVB Indebtedness”). Except as disclosed in the SEC Filings, there are no shareholder rights plans, stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
     (e) Legal Proceedings. There is no material action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or of which the business, property, Common Stock, officers or directors (in their capacities as such) of the Company or any Subsidiary is subject that is not disclosed in the SEC Filings, except where the same would not result, either individually or in the aggregate, in a Material Adverse Effect.
     (f) No Violations. Except as disclosed in the SEC Filings neither the Company nor any Subsidiary (i) is in violation of its charter, bylaws, or other organizational document, (ii) is in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or (iii) is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which would be reasonably likely to have a Material Adverse Effect.
     (g) Governmental Permits, Etc. Each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the SEC Filings except where the failure to currently possess any such franchise, license, certificate or other authorization would not have a Material Adverse Effect.
     (h) Intellectual Property. Except as specifically disclosed in the SEC Filings, (i) each of the Company and its Subsidiaries owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, mask works, trade secrets, trade names, know-how, moral rights, confidential and proprietary information, compositions of matter, formulas, designs and proprietary rights (collectively, “Intellectual Property”) described or referred to in the SEC Filings as owned or possessed by it or that are necessary for the conduct of its business as now conducted or as described in the SEC Filings, except where the failure to currently own or possess would not have a Material Adverse Effect, and (ii) to the Company’s knowledge, neither the Company nor any of its Subsidiaries is infringing, or has received any notice of or has any knowledge of any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect. To the Company’s knowledge, there is no claim, action or proceeding being overtly threatened against, but which has not been made or brought against, the Company or any of its Subsidiaries regarding its Intellectual Property or infringement of other intellectual property rights which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the Company’s knowledge, no third party has any ownership right, title, interest, claim in or lien on any of the Intellectual Property and the Company has taken, and in the future the Company will use its reasonable effort to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all the Intellectual Property. To the Company’s knowledge, there is no material unauthorized use, infringement or misappropriation of any Intellectual Property of the Company or any of the Subsidiaries by any third party.
     (i) Environmental Matters.
          (1) Except as would not reasonably be likely to result in a material liability to the Company, no underground storage tanks and no amount of any substance that has been designated by any governmental agency or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended to date, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended to date, and the regulations promulgated pursuant to said laws, but excluding routine quantities of office and janitorial supplies (a “Hazardous Material”), are present as a result of the actions of the Company, or, to the Company’s knowledge, as a result of the actions of a third party, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries currently owns, operates, occupies or leases, or to the Company’s knowledge, were present on any other real property at the time it ceased to be owned, operated, occupied or leased by the Company as a result of the actions of the Company, or to the Company’s knowledge as a result of the actions of a third party.
          (2) Except as would not reasonably be likely to result in a material liability to the Company (in any individual case or in the aggregate), neither the Company nor any Subsidiary has transported, stored, used, manufactured, disposed of or arranged for the disposal of, released or exposed its employees or others to Hazardous Materials in violation of any federal, state or local law, rule, regulation, treaty or statute in effect before the Closing Date related to protection of human health, safety, and the environment, including natural resources (collectively, “Environmental Laws”).

          (3) Except as would not reasonably be likely to result in a material liability to the Company, the Company and the Subsidiaries currently hold and are in compliance with all approvals, permits, licenses, clearances and consents required under Environmental Laws for the conduct of the Company’s and the Subsidiaries’ businesses as currently being conducted.
          (4) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company’s knowledge, threatened, alleging that the Company or any of the Subsidiaries are in violation of or liable under any Environmental Law.
     (j) No General Solicitation; No Integration. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of any of the Securities. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Conversion Shares and/or the Note sold pursuant to this Agreement.
     (k) Interested Party Transactions. Except as set forth in the SEC Filings, no officer or director of the Company or the Subsidiaries or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the 1933 Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or services; or (ii) any contract or agreement to which the Company is a party or by which it may be bound or affected.
     (l) No Material Adverse Change. Since September 30, 2006, the Company has not experienced or suffered events or conditions which have, in the aggregate, caused a Material Adverse Effect.
     (m) Compliance. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Securities and Exchange Commission (the “SEC”) or the NASD is contemplating terminating such registration.
     (n) No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the Conversion Shares.
     (o) Company not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
     (p) Brokers or Finders. The Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.
     (r) Canadian Representations. The Company further represents and warrants to the Purchaser that, as at the date of issuance of the Note, the Company is not a “reporting issuer” (or the equivalent) in any Canadian provincial or territorial jurisdiction.
     (s) Employee Benefits Plans. The Company does not currently have a guaranteed pension plan under §§302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or a multiemployer plan, under §§4041A, 4202, 4219, 4242, or 4245 of ERISA.
SECTION 4. Covenants
     (a) Reasonable Efforts. The parties shall use all reasonable efforts to timely satisfy each of the conditions described in Sections 5 and 6 of this Agreement.
     (b) Consents. The Company will use all reasonable efforts to obtain all consents, approvals, authorizations or other orders of, or registration, qualification or filing with, any regulatory body, administrative agency or other governmental body in the United States or any other person that is required for the execution, delivery and performance of the Transaction Documents, including without limitation the valid issuance and sale of the Securities to be sold pursuant to the Transaction Documents. The Purchase will cooperate in good faith in assisting the Purchaser to fulfill this covenant.
     (c) Blue Sky Laws. The Company shall take such action at its own cost and expense, as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser pursuant to this Agreement under applicable federal securities and securities or “blue sky” laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser.
     (d) Reservation of Shares. The Company and the Purchaser shall take all commercially reasonable action necessary to at all times have authorized and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.
     (e) Redemptions and Dividends. For so long as Notes are outstanding, without the prior written approval of the Purchaser, the Company shall not repurchase, redeem, or declare or pay any cash dividend or distribution on, any shares of capital stock of the Company.
     (f) Regulatory Filings; Reasonable Efforts.

          (A) Regulatory Filings. Each of the Company and Purchaser shall coordinate and cooperate with one another and shall each use all reasonable efforts such that as promptly as practicable after the date hereof, each of the Company and Purchaser shall make all filings reasonably determined by the parties to be required by any governmental entity in connection with the issuance of the Notes and the Conversion Shares (if applicable) and the transactions contemplated hereby, including, without limitation, (i) Notification and Report Forms with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) if and as required by the HSR Act, (ii) other comparable filings pursuant to the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto and (iii) any filings required under the Securities Act, the Securities Exchange Act of 1934, as amended, any applicable state or securities or “blue sky” laws and the securities laws of any foreign country, or any other legal requirement relating to the issuance of the Note and the Conversion Shares. Each of the Company and Purchaser will cause all documents that it is responsible for filing with any governmental entity under this Section 4(f) to comply in all material respects with all applicable legal requirements.
          (B) Exchange of Information. The Company and Purchaser each shall promptly supply the other with any information that may be required in order to effectuate any filings or application pursuant to Section 4(f)(i). Except where prohibited by applicable legal requirements, each of the Company and Purchaser shall consult with the other prior to taking a position with respect to any such filing, shall consider in good faith the views of one another in connection with any analyses, appearances, presentations, memoranda, briefs, papers, arguments, opinions and proposals before making or submitting any of the foregoing to any governmental entity by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade legal requirement), coordinate with the other in preparing and exchanging such information and promptly provide the other with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any governmental entity in connection with this Agreement or the transactions contemplated hereby, provided that with respect to any such filing, presentation or submission, each of the Company and Purchaser need not supply the other with copies (or in case of oral presentations, a summary) to the extent that any law, treaty, rule or regulation of any governmental entity applicable to such party requires such party or its subsidiaries to restrict or prohibit access to any such properties or information.
          (C) Notification. Each of the Company and Purchaser will notify the other promptly upon the receipt of (i) any comments from any officials of any governmental entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any governmental entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any legal requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 4(f)(i), the Company or Purchaser, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable governmental entity such amendment or supplement.

          (D) Limitation on Divestiture. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall be deemed to require the Company or Purchaser or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.
     SECTION 5. Conditions to the Company’s Obligation to Close. The obligation of the Company to issue and sell the Notes to the Purchaser at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Purchaser with prior written notice thereof:
     (a) Transaction Documents. Purchaser shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.
     (b) Payment of Purchase Price. Purchaser shall have delivered to the Company the purchase price for the Note being purchased by such Purchaser at the Closing by the Closing Date by wire transfer of immediately available funds pursuant to the wire instructions attached hereto as Schedule A (or such other wire instructions as the Company may provide).
     (c) Representations and Warranties; Covenants. The representations and warranties of the Purchaser shall be true, correct and complete in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true, correct and complete as of such date)), and the Purchaser shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.
     SECTION 6. Conditions to Purchaser’s Obligation to Purchase. The obligation of Purchaser hereunder to purchase the Note from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:
     (a) Transaction Documents. The Company shall have executed each of the Transaction Documents and delivered the same to the Purchaser.
     (b) Representations and Warranties; Covenants. The representations and warranties, as qualified by the SEC Filings and any Disclosure Letters, of the Company shall be true, correct and complete in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true, correct and complete as of such date)) and the Company shall have performed, satisfied and complied with in all respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing

Date. The Purchaser shall have received a certificate, executed by the principal financial officer of the Company, dated as of the Closing Date, to the foregoing effect.
     (c) Reservation of Common Stock. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the interest on the Notes, 100,000 shares of its Common Stock and shall have sufficient authorized and unissued shares of Common Stock to reserve such amount.
     (d) Good Standing Certificates. The Company shall have delivered to Purchaser a certificate evidencing the incorporation and good standing of the Company in Delaware issued by the Secretary of State of Delaware as of a date within ten days of the Closing Date and a certified copy of the Company’s articles of organization, certified by the Secretary of State of Delaware, as of a date within ten days of the Closing Date.
     (e) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of the Secretary of the Company, in the form attached hereto as Exhibit B and dated as of the Closing Date, certifying as to adoption without subsequent modification or amendment of the form of resolutions of the Board of Directors of the Company consistent with Section 3(b) of this Agreement and certifying as to the Company’s certification of incorporation and by-laws, each as in effect at the Closing.
     (f) Filings; Authorizations. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws, except for any filings that may be made after the Closing.
     (g) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which prevents or arguably prevents the consummation of the transactions contemplated by the Transaction Documents, nor shall any proceeding have been commenced or threatened with respect to the foregoing.
     (h) No Material Adverse Effect. Between the time of execution of this Agreement and the Closing Date, no Material Adverse Effect shall occur or become known (whether or not arising in the ordinary course of business).
     (i) Approval by the Company’s Board of Directors. The Transaction Documents shall have been approved by the Board of Directors of the Company, in the form hereof and, if attached as an Exhibit hereto, in the form so attached, at a general or special meeting in accordance with Company by-laws, and other requirements.

     SECTION 7. Miscellaneous
     (a) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be deemed to be a contract made under the laws of the State of Massachusetts, and for all purposes shall be, governed by, and considered in accordance with, the law of the State of Massachusetts. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Massachusetts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
     (b) Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
     (c) Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (d) Entire Agreement. This Agreement, the Notes and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Notes supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.
     (e) Amendments. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchaser.
     (f) Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Purchaser. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.
     (g) Expenses. The Company and Purchaser shall bear their own legal and other expenses with respect to this Agreement and the transactions contemplated hereby.
     (h) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided that such notice is also delivered via regular mail; or (iii) 1 Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
     If to the Company:
Sipex Corporation
233 South Hillview Drive
Milpitas, CA 95035
Telephone: (408) 934-7547
Facsimile: (408) 935-7678
Attention: Ray Wallin, CFO
     with a copy to:
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Telephone: (650) 493-9300
Facsimile: (650) 493-6811
Attention: Robert G. Day
     If to Purchaser, to its address and facsimile number set forth on the signature page hereto executed by it, with copies to such Purchaser’s representatives as set forth thereon, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 5 days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (C) provided by a courier or overnight courier service shall be rebuttal evidence of personal service, receipt by facsimile, receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
     (i) Conflicts. To the extent that any provision of this Agreement or the Notes is determined, by a court of competent jurisdiction, to conflict with the provisions of that certain Securities Purchase Agreement dated as of

May 16, 2006 by and among the Company and the individuals listed on the Schedule of Buyers attached thereto, the parties agree that such conflicting provision of this Agreement shall be void and of no effect such that this Agreement will not conflict with the Securities Purchase Agreement, but only for so long as such conflict, if any, shall subsist.
     (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, including a Subordination Agreement between the Purchaser and Silicon Valley Bank.
     (k) Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
     (l) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
     (m) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Purchaser may assign its rights under this Agreement to any person or persons to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Purchaser.
     (n) Survival. The representations and warranties of the Company and the Purchaser contained in Sections 2 and 3 of this Agreement and the agreements and covenants set forth in Sections 3, 4 and 5 of this Agreement shall survive until such time as no Securities remain outstanding. Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
     (o) Publicity. On or promptly following the Closing Date, the Company shall file a Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Securities Exchange Act of 1934, as amended, and attaching the material Transaction Documents (including all attachments, the “8-K Filing”). Subject to the foregoing, neither the Company nor Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Purchaser (although the Purchaser shall be consulted by the Company in connection with any such press release prior to its release and shall be given the opportunity to review its contents), to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations. Each of the

Company and the Purchaser shall have the right to approve before issuance any press releases or any other public statements by the other party with respect to the transactions contemplated by the Transaction Documents.
     (p) Remedies. Purchaser and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchaser. The Company therefore agrees that the Purchaser shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

[THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

“COMPANY” SIPEX CORPORATION
By:	/s/ Ralph Schmitt
Name:	Ralph Schmitt
Title:	Chief Executive Officer

[Signature of the Purchaser on Following Page]
[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

“PURCHASER” RODFRE HOLDINGS LLC
By:	/s/ Joseph Prudente
(signature of authorized representative)
Name: Joseph Prudente Its: Director Address: 41 Main Street, Bolton, MA, 01740 Telephone: (978) 779-3000 Fax: (978) 779-3050 Tax I.D. or SSN: 47-0935666

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

EXHIBIT A
FORM OF NOTE
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.
THIS SECURITY IS SUBORDINATED TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT DATED AS OF THE DATE HEREOF BY THE COMPANY, LENDER AND SILICON VALLEY BANK AS PER SECTION 5 HEREOF.
SIPEX CORPORATION
9% UNSECURED JUNIOR NOTE WITH CONVERTIBLE INTEREST DUE
JUNE 30, 2008
No. 2006-1 [TBD – up to an aggregate amount of U.S. $10,000,000]
     SECTION 1. Security.
     This Security is a duly authorized 9% Unsecured Junior Note with contingently convertible interest due June 30, 2008 of Sipex Corporation, a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein, shall have the respective meanings given to those terms in Section 10 hereof.
     SECTION 2. Principal Amount and Interest.
          (a) The Company for value received, hereby promises to pay to the order of Rodfre Holdings LLC (“Lender”), or its registered assigns, the principal sum of [TBD – (up to an aggregate amount of U.S. $10,000,000)] (the “Principal Amount”) on June 30, 2008 (the “Final Maturity Date”) or on such earlier date as this Security may become due and payable, as set forth herein. The Company shall have the option to pay any portion of the principal at any time prior to the Final Maturity Date. Subject to other provisions of this Security, which may result in increases to the applicable interest rate, the Company also undertakes to pay to the Holder, interest, at the rate of 9% per annum (“Interest”) compounded quarterly, before default and/or maturity, and payable on the Final Maturity Date and the lower of (i) 15% per annum or (ii) the maximum rate allowed by applicable law, compounded quarterly, after default and/or maturity. Interest shall accrue as and from the date that the purchase price of this Security is paid by the Lender to the Company (or to an agreed upon escrow agent, as the case may be).
     On each of June 30, 2007, September 30, 2007, and December 31, 2007, and March 31, 2008, the accrued Interest for the quarterly period ending on that date shall be compounded and thereafter Interest shall accrue on the sum of the Principal Amount and the amount of Interest accrued during such quarterly period and each previous quarterly period (if any) described in this paragraph. The sum total of the Principal Amount and the Conversion Account Balance shall constitute the “Adjusted Principal Amount”.
     The amount due and payable on the Final Maturity Date or on the date of any redemption pursuant to Section 4 shall be the Adjusted Principal Amount, as applicable, adjusted to reflect any portion of the Conversion Account Balance (as defined below), which the Holder has converted or elected to convert into Common Stock.
          (b) Interest shall be computed on the basis of a 365 day year, and actual days elapsed. Interest shall be payable in U.S. Dollars to the Holder in whose name this Security was registered at the close of business on the Final Maturity Date.
          (c) Payment of the Principal Amount of and Interest accrued on this Security shall be made upon the surrender of this Security to the Company, at the office designated by the Company for delivery of notices pursuant to Section 11(a) hereof (the “Designated Office”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
          (d) Payment of the Principal Amount, and Interest, shall be made by wire transfer of immediately available funds to the Holder entitled thereto in accordance with the wire transfer instructions provided by the Holder to the Company at least three Business Days prior to the Final Maturity Date.
     SECTION 3. Conversion.
     For purposes of calculating the amount of Interest available to be converted in accordance with this Section 3, Interest accruing under Section 2(a) (including compounded interest) shall be credited on a daily basis to a notional account (the “Conversion Account”). Subject to the Registration Statement Effectiveness Restriction, on June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, and again on June 30, 2008 (each a “Conversion Date”), the Holder shall have the right to convert, on each such occasion, any and all Interest then credited to the Conversion Account (the “Conversion Account Balance”) into Common Stock of the Company. The following terms and conditions set forth in this Section 3 shall also be applicable to the conversion of the Conversion Account Balance.
          (a) (1) Subject to the Registration Statement Effectiveness Restriction and compliance with applicable laws, including but not limited to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if and to the extent that the same may be applicable, the Holder of this Security may convert the Conversion Account Balance (or any portion thereof) into Common Stock at the Conversion Price then in effect. The number of shares of Common Stock into which all or any portion of the Conversion Account Balance may be converted upon any such conversion shall be a number of shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the then Conversion Account Balance or portion thereof being converted by (B) the Conversion Price then in effect; provided, however, that in no event may the Holder convert a portion of the Conversion Account Balance that would result in the issuance of shares of Common Stock in excess of 19.9% of the total number of shares of Common Stock outstanding immediately prior to conversion.
     Subject to the other provisions of this Agreement pertaining to adjustment of the Conversion Price (as defined below), the rate at which the Conversion Account Balance may be converted into Common Stock (the “Conversion Price”) shall be equal to the volume weighted average Closing Price of the Common Stock, for the twenty Trading Days immediately preceding the Conversion Date; provided, however, that in no event shall the Conversion Price ever be less than the applicable “Conversion Price” of those certain 5.5% Convertible Senior Notes Due 2026 issued by the Company on May 18, 2006. To convert Conversion Account Balance or any portion thereof, the Holder hereof shall, not less than five (5) nor more than thirty (30) days prior to the applicable Conversion Date: (x) send by facsimile (or otherwise deliver) a copy of the fully executed conversion notice in the form attached as Exhibit A hereto (the “Conversion Notice”) to the Company, and (y) pay any transfer taxes or other applicable taxes or duties, if any, required in connection with the issuance of shares of Common Stock in the name of someone other than the Holder. Upon receipt by the Company of a facsimile copy of a Conversion Notice from the Holder, the Company shall as soon as practicable, but in any event on or before the second Business Day following the date of receipt of the Conversion Notice, send, via facsimile (or otherwise deliver), a confirmation to the Holder and the transfer agent for the Common Stock stating that the Conversion Notice has been received, the date upon which the Company expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Company regarding the conversion. The Company shall not be obligated to issue shares of Common Stock upon a conversion unless the Holder complies with the foregoing requirements set forth in this paragraph.
     On or prior to the third Business Day after any Conversion Date (the “Share Delivery Date”), the Company shall issue and deliver to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of the portion of the Conversion Account Balance being converted and (y) if applicable, cash in lieu of any fractional shares pursuant to Section 3(a)(5). If the Company’s transfer agent is participating in DTC’s Fast Automated Securities Transfer program, and so long as the certificate for the Common Stock to be issued upon conversion of the Conversion Account Balance is not required to bear a legend and the Holder is not then required to return such certificate for the placement of a legend thereon and the Holder has provided the Company with the information required by DTC relating to the DTC account of the Holder or such Holder’s nominee, the Company shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion of the Conversion Account Balance to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system. If the aforementioned conditions for a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Common Stock issuable upon conversion of the Conversion Account Balance. Further, even if the aforementioned conditions to a DTC Transfer are satisfied, the Holder may instruct the Company in writing to deliver to the

Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.
               (2) The Holder, as such, is not entitled to any rights of a holder of Common Stock until the Holder has converted all or a portion of the Conversion Account Balance into Common Stock, and only to the extent all or a portion of the Conversion Account Balance is deemed to have been converted into Common Stock pursuant to this Section 3.
               (3) The Conversion Account Balance shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holder of this Security as the Holder hereof shall cease with respect to the portion of the Conversion Account Balance converted on such Conversion Date, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be deemed to be a stockholder of record as of the Conversion Date.
               (4) N/A.
               (5) The Company will not issue fractional shares of Common Stock upon conversion of all or a portion of the Conversion Account Balance. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Conversion Price by such fractional share and rounding the product to the nearest whole cent.
               (6) The Company shall, if the Holder so elects, deliver the Common Stock issuable upon conversion of all or a portion of the Conversion Account Balance to any third party designated by the Holder, subject to compliance with Sections 3(e) and 11(b) hereof.
          (b) N/A.
          (c) In case at any time after the date hereof:
               (1) N/A.
               (2) the Company shall authorize the granting to the holders of its Common Stock generally of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;
               (3) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

               (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;
               (5) the Company shall cause to be provided to the Holder of this Security in accordance with Section 11(a), at least 20 days (or 10 days in any case specified in clause (2) above) prior to the applicable record or effective date hereinafter specified, a written notice (which notice shall not include any material non-public information) stating:
                    (A) the date on which a record is to be taken for the purpose of such dividend, distribution, grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or
                    (B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.
               At any time prior from the date of such notice to the applicable record or effective date on which any of the foregoing events is to occur, the Holder shall have the right to convert the Conversion Account Balance into Common Stock, and all other provisions of this Security pertaining to conversion of the Conversion Account Balance on a Conversion Date shall apply mutatis mutandis to such conversion.
          (d) The Company shall ensure the reservation of sufficient shares of Common Stock to allow the conversion of the Conversion Account Balance. The Company covenants that all shares of Common Stock that may be issued upon conversion of the Conversion Account Balance will upon issue be free from preemptive rights and validly issued, fully paid and nonassessable.
          (e) Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Common Stock upon conversion of the Conversion Account Balance. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the Holder of this Security, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the reasonable satisfaction of the Company that such tax or duty has been paid.
          (f) If any of following events occur:
               (1) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), as a result of which holders of Common Stock shall be entitled to receive Capital Stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;
               (2) any merger, consolidation, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or
               (3) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock.
               (4) Then the Company or the successor or purchasing entity, as applicable, shall execute with the Holder of this Security a supplemental agreement providing that the Conversion Account Balance shall be convertible into the kind and amount of shares of capital stock and other securities or property or assets (including cash) that such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had the Conversion Account Balance been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming the Holder, as a holder of Common Stock, did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each of the shares of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 3(f) the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a person other than the successor, purchasing or transferee entity, as applicable, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental agreement shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

     The above provisions of this Section 3(f) shall apply to successive or a series of related reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.
          (g) The Company: (i) will use its reasonable best efforts to effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) for the Common Stock issuable upon conversion of the Conversion Account Balance to be lawfully issued and delivered as provided herein, and thereafter publicly traded (if permissible under the Securities Act) and qualified or listed as contemplated by clause (ii) (it being understood that the Company shall not be required to register the Common Stock issuable on conversion of the Conversion Account Balance under the Securities Act); and (ii) will use its reasonable best efforts to list the Common Stock required to be issued and delivered upon conversion of the Conversion Account Balance within 30 calendar days after each applicable Conversion Date, on each national securities exchange on which outstanding Common Stock is listed or quoted at such time of such delivery, or if the Common Stock is not then listed on any national securities exchange, to qualify the Common Stock for quotation on the Nasdaq Stock Market or such other inter-dealer quotation system, if any, on which the Common Stock is then quoted.
          (h) In the event that the Registration Statement that is required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, dated as of May 26, 2006 by and among the Company and the buyers listed on the Schedule of Buyers attached thereto is not declared effective by the Commission prior to the date upon which the Holder becomes entitled to convert the principal amount of this Security into Common Stock of the Company, the applicable Interest rate shall be increased by five percentage points (5%) (or such lesser amount if necessary to prevent a violation of law), as of such date, until such Registration Statement has been declared effective.
     SECTION 4. Rights of the Holder upon a Change of Control.
          (a) Conversion Rights and Repayment.
               (1) In the event that a Change of Control shall occur at any time prior to the Final Maturity Date, the Holder of this Security shall have the right (each such right, a “Change of Control Right”), at the Holder’s sole discretion, but subject to the provisions of Sections 4(b) and 4(c) and to the Registration Statement Effectiveness Restriction: (i) to convert any portion of the Conversion Account Balance into Common Stock at the Conversion Price then in effect, on the terms and conditions of Section 3 and/or (ii) to elect to require that the Company (or its successor) repay the entire outstanding Principal Amount and accrued interest, and upon such election, to be notified by the Company (or its successor) no later than five (5) business days following such Change of Control that the Company shall repay the Principal Amount and accrued Interest to the Holder within thirty (30) calendar days of the effective date of Change of Control.

          (b) No sooner than 15 days nor later than 10 days prior to the expected date of consummation of a Change of Control, but in no event prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder a “Change of Control Notice”. The Change of Control Notice shall include a form of Conversion Notice and a form of Notice of Election to Require Redemption, to be completed by the Holder and delivered to the Company pursuant to this Section 4(b), and shall state the following:
               (1) that it is a Change of Control Notice pursuant to this Section 4;
               (2) the events causing the Change of Control and the expected date of such Change of Control; and
               (3) the procedures with which such Holder must comply to exercise its right to have the Conversion Account Balance converted and/or this Security repurchased pursuant to Section 4(a), including the date by which the completed Conversion Notice or Notice of Election to Require Repayment and this Security must be delivered to the Company in order to have the Conversion Account Balance converted or this Security redeemed by the Company pursuant to Section 4(a), the address for delivery, the Conversion Price then in effect and any adjustments thereto, the amount of accrued and unpaid interest thereon as of the expected date of consummation of such Change of Control, and that this Security as to which a Conversion Notice has been given may be converted.
     No failure by the Company to give the foregoing Change of Control Notice shall limit the Holder’s right to exercise its rights pursuant to Section 4(a).
     (c) To exercise a Change of Control Right pursuant to Section 4(a), a Holder must deliver to the Company, at its Designated Office on or prior to the close of business on the Business Day prior to the date on which the Change of Control is consummated, the following:
          (1) a completed Conversion Notice, the form of which is contained in Exhibit A hereto, and/or a completed Notice of Election to Require Repayment, the form of which is contained in Exhibit B hereto; and
          (2) this Security, with, if the Company so requires, due endorsement by, or a written instrument of transfer, in form satisfactory to the Company duly executed by, the Holder or such Holder’s attorney duly authorized in writing.
     (d) In the event that the Holder becomes entitled to convert the Conversion Account Balance pursuant to this Section 4, the Conversion Price shall be the average of the closing price of the Company’s Common Stock for the twenty (20) trading days immediately preceding the announcement by the Company of the change of control; provided, however, that in no event shall the Conversion Price ever be less than the applicable “Conversion Price” of those certain 5.5% Convertible Senior Notes Due 2026 issued by the Company on May 18, 2006.

     SECTION 5. Subordination
     (a) This Security and all rights of payment and indebtedness evidenced by this Security are hereby expressly subordinated both in security and right of payment to the prior payment in full in cash of the Company’s obligations to Silicon Valley Bank. pursuant to the terms of Loan and Security Agreement, dated as of July 21, 2005, as amended, between the Company and Silicon Valley Bank (the “SVB Facility”) and of the Company’s obligations pursuant to its 5.5% Convertible Senior Notes Due 2026 issued by the Company on May 18, 2006. For the avoidance of doubt, no payment or prepayment shall be made by the Company to the Holder with respect to the indebtedness evidenced by this Security unless and until the Company shall have satisfied all of its obligations to Silicon Valley Bank pursuant to the SVB Facility and to the Holders of the 5.5% Convertible Senior Notes Due 2026 issued by the Company on May 18, 2006 pursuant to such notes. Subject to the Registration Statement Effectiveness Restriction, the foregoing subordination shall not adversely affect or preclude the exercise by the Holder of any and all conversion rights granted hereunder.
     SECTION 6. Covenants of the Company.
     (a) The Company covenants and agrees that it will duly and punctually pay or cause to be paid the Principal Amount, and the interest accrued thereon at the times and in the manner provided for herein.
     (b) Unless otherwise permitted herein, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the rights (charter and statutory) of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right with respect to a Subsidiary if the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holder.
     (c) The Company covenants and agrees that it shall, at all times during the term hereof and until the Final Maturity Date:
               (1) provide the Holder, within one (1) business day of the release of same to Silicon Valley Bank, with a copy of any certificate issued by the Company in respect of its compliance with financial covenants including, but not limited to, any underlying financial ratios and compliance calculations;
               (2) provide the Holder, within (1) business day of the release of same to the Trustee (as defined in the Indenture described hereafter), with any notice given, pursuant to Section 5.10 (a) or (b) of that certain Indenture dated as of May 16, 2006 in relation to the Company’s 5.5% Convertible Senior Notes due 2026; and
               (3) within one (1) business day of acquiring knowledge of a default under any material contract or of circumstances that may result in material adverse changes to the Company’s financial position, the Company shall notify the Holder, in writing, of the specific nature of such default and/or circumstances and of the expected impact of same upon the Company.

     (d) The Company and its Affiliates, shall not, without the prior approval of the Holder, which may be withheld at the Holder’s discretion acting reasonably and in good faith, enter into any contracts or agreements, or subscribe any obligations, the result of which would be to increase existing Indebtedness, or create new Indebtedness and/or charge, mortgage or otherwise encumber the Company’s property.
     (e) The Company and its Affiliates shall not, without the prior written consent of the Lender, enter into any contract for the borrowing of money, or sale of debt instruments, or raise money by way of venture capital, or issuance of securities, either in a public or private placement, unless the proceeds thereof are first allocated to the repayment of this Security, or other senior Indebtedness of the Company; provided that in the latter case; (i) such new borrowing shall not be upon terms and conditions that are less favourable to the Company and its Affiliates, in any material respect, than those of such senior Indebtedness; and (ii) such new borrowings shall not actually increase the total amount of senior Indebtedness of the Company.
     (f) The Company and its Affiliates shall not, without the prior written consent of the Holder, enter into any contract for the borrowing of money, or sale of debt instruments, or raise money by way of venture capital, or issuance of securities, either in a public or private placement, unless the proceeds thereof amount to at least the aggregate amount of this Security and all other Securities purchased pursuant to the Purchase Agreement.
      Nothing herein is to be construed as precluding or limiting the ability of the Company to avail itself of or borrow under the SVB Facility.
SECTION 7. Events of Default.
     (a) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order):
          (1) the Company defaults in the payment of the Principal Amount, and/or interest accrued thereon, (a “Defaulted Payment”), when the same becomes due and payable;
          (2) the Company fails, to perform or observe in any material respect any material term, covenant or agreement contained in this Security or the Purchase Agreement and, in any case, the default continues for a period of 15 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Holder or in the event of a material breach of any representations or warranties of the Company in this Security or the Purchase Agreement;
          (3) the Company or any Subsidiary of the Company (A) fails to make any payment at maturity, including any grace period, in respect of any obligation for borrowed money evidenced by an Instrument (other than this Security) in an outstanding principal amount in excess of $1,000,000 and such failure continues without such Indebtedness having been discharged within 15 days or (B) defaults with respect to any Instrument, which default permits or results in the acceleration of Indebtedness represented by such Instrument (other than this Note) in an amount in excess of $1,000,000 without such default or acceleration having been cured, waived, rescinded or annulled within 15 days;

          (4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Subsidiary of the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary of the Company, under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary of the Company or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days; or
          (5) the commencement by the Company or any Subsidiary of the Company of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Subsidiary of the Company, to the entry of a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Subsidiary of the Company, or the filing by the Company or any Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Company or any Subsidiary of the Company to the filing of such petition or to the appointment of or the taking of possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary of the Company, or the making by the Company or any Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any Subsidiary of the Company in writing of its inability to pay the Company’s or any Subsidiary of the Company’s debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary of the Company expressly in furtherance of any such action.
          A default under clause (2) above is not an Event of Default until the Holder notifies the Company of the default and, if applicable, the Company does not cure such default (and such default is not waived) within the time specified in clause (2) above after actual receipt of such notice. Any such notice must specify the default, if applicable demand that it be remedied, and state that such notice is a “Notice of Default”.
     (b) If an Event of Default (other than an Event of Default specified in Sections 7(a)(4) or 7(a)(5) hereof with respect to the Company) occurs and is continuing, the Holder, by written notice to the Company, may declare due and payable, in whole or in part, in its unfettered and absolute discretion, the Principal Amount, as well as any interest accrued on this Security to the date of payment. Upon a declaration of acceleration, such Principal Amount (or part thereof, as the case may be) and accrued and unpaid interest to the date of payment, shall be immediately due and payable.

          Upon the occurrence and during the continuance of any Event of Default, in addition to and without limitation of the other rights of the Holder hereunder, and subject to the Registration Statement Effectiveness Restriction:
          (1) all Conversion Rights in respect of accrued Interest shall immediately and automatically become exercisable and the provisions of this Security pertaining to adjustment of the Conversion Price and corresponding number of Conversion Rights shall apply mutatis mutandis; and
          (2) Upon the occurrence and during the continuance of any Event of Default, in addition to and without limitation of the other rights of the Holder hereunder, and subject to the Registration Statement Effectiveness Restriction, the Holder shall have the right to convert any part of or the entire amount of the then outstanding principal amount into common stock of the Company, at a conversion rate that shall be 80% of the average closing price of the Company’s Common Stock for the twenty (20) trading days immediately preceding the date of the Conversion Notice; provided, however, that in no event shall this conversion rate ever be less than the applicable “Conversion Price” of those certain 5.5% Convertible Senior Notes Due 2026 issued by the Company on May 18, 2006. In addition, in no event shall the conversion of the outstanding principal amount result in the issuance of shares of Common Stock in excess of 19.9% of the total number of shares of Common Stock outstanding immediately prior to conversion. In such event, the provisions of Section 3, which deal with conversion, shall apply to such conversion of the Principal Amount of this Security mutatis mutandis.
     If an Event of Default specified in Section 7(a)(4) or 7(a)(5) occurs with respect to the Company, the Principal Amount and accrued and unpaid interest on this Security shall become and be immediately due and payable, without any declaration or other act on the part of the Holder.
     (c) If an Event of Default with respect to this Security occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity (including a decree of specific performance and/or other injunctive relief) to collect the Defaulted Payment or interest or any other amount due and payable on this Security or to enforce the performance of any provision of this Security.
     (d) Notwithstanding any other provision in this Security, the Holder of this Security shall have the right, which is absolute and unconditional, to receive payment of the Principal Amount and accrued interest on or after the respective due dates, to convert the Conversion Account Balance in accordance with Section 3 or to bring suit for the enforcement of any such payment and/or the right to convert the Conversion Account Balance, and such rights shall not be impaired or affected adversely without the consent of the Holder. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

     (e) If the Holder of this Security has instituted any proceeding to enforce any right or remedy under this Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case, subject to any determination in such proceeding, the Company and the Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.
     (f) Except as otherwise provided herein, no right or remedy conferred in this Security upon the Holder is intended to be exclusive of any other right or remedy available to the Holder under this Security and the Purchase Agreement, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     (g) The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Security; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder hereof, but will suffer and permit the execution of every such power as though no such law had been enacted.
     SECTION 8. Consolidation, Merger, Etc.
     (a) The Company shall not consolidate with or merge into any other Person or, directly or indirectly, convey, transfer, sell or lease its properties and assets as, or substantially as, an entirety to any Person unless:
               (1) In the event that the Company shall consolidate with or merge into another Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or sale, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation, partnership, limited liability company or other business entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, which shall, prior to or upon the consummation of such transaction, expressly assume, if other than the Company, by an agreement supplemental hereto, executed and delivered to the Holder of this Security in form reasonably satisfactory to the Holder, the due and punctual payment of the Principal Amount of and any interest on this Security and the performance or observance of every covenant of this Security on the part of the Company to be performed or observed, including without limitation the Conversion Rights provided herein; and

          (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.
     (b) Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company in accordance with Section 8(a), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Security with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Security.
     SECTION 9. N/A
     SECTION 10. Definitions. Unless otherwise defined in this Security, the following capitalized terms shall have the following respective meanings when used herein:
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Board of Directors” means the board of directors of the Company or any authorized committee of the board of directors.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in the State of New York are authorized or obligated by law or executive order to close or be closed.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.
     A “Change of Control” shall be deemed to have occurred if any of the following occurs after the date hereof:
               (1) the consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) of the Company with or into another Person (other than (A) a consolidation, merger or other business combination (including, without limitation, reorganization or recapitalization) in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);
               (2) the sale or transfer of all or substantially all of the Company’s assets; or
               (3) the consummation of a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock (other than a purchase or tender or exchange offer made by the Company or any of its subsidiaries that does not result in the transaction constituting a “Rule 13e-3 transaction” for purposes of Rule 13e-3 under the Exchange Act).
     “Closing Date” means the date of the closing of the purchase and sale of this Security pursuant to the Purchase Agreement.
     “Closing Price” means, as of any date, the last reported sales price per share of Common Stock on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the Nasdaq Stock Market (the “NSM”) or, if the Common Stock is not quoted on the NSM, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not quoted on the NSM or listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the OTC Bulletin Board or the Pink Sheets, LLC, or a similar generally accepted reporting service or, in case such prices are not so available, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If the Closing Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder, provided that any dispute as to such Closing Price shall be determined by the Company and the Holder in accordance with Section 11(d).
     “Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities and Exchange Act of 1934, as amended, or the Securities Act, whichever is the relevant statute for the particular purpose.
     “Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

     “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.
     “Defaulted Payment” has the meaning set forth in Section 7(a)(1) hereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
     “fair market value” shall, except as otherwise specifically defined elsewhere, mean, if there is a current market for the asset, debt or transaction in question, the amount that a willing buyer would pay a willing seller in an arm’s length transaction or, in the absence of a current market value for such asset, debt or transaction, the amount determined in good faith by an independent third party jointly selected by the Holder and the Company.
     “Final Maturity Date” has the meaning set forth in Section 2(a) hereof.
     “Holder” means the person in whose name this Security is registered on the Note Register.
     “Indebtedness” means, with respect to any Person, at any date of determination (without duplication):
          (a) all obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof),
          (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances,
          (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person,
          (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate swap, cap or collar agreement or other similar instrument or agreement,

          (e) all direct or indirect guaranties or similar agreements by such Person in respect of any obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d),
          (f) any indebtedness or other obligations described in clauses (a) through (e) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person and
          (g) any indebtedness or other obligation resulting from “off-balance” sheet financing, or any such transaction; and
          (h) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (g).
          (i) any partnership obligations of such Person, of the kind described in clauses (a) through (h).
     “Instrument” means any bond, debenture, note or similar instrument.
     “Note Register” means the register or other ledger maintained by the Company that records the record owners of this Security.
     “Person” or “person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.
     “Purchase Agreement” means the Securities Purchase Agreement entered into between the Company and the initial holder of this Security relating to the sale and purchase of this Security.
     “Registration Statement Effectiveness Restriction” means that prior to the Commission’s declaration of the effectiveness of the Registration Statement that is required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, dated as of May 26, 2006 by and among the Company and the buyers listed on the Schedule of Buyers attached thereto, no amounts outstanding pursuant to this Note will be convertible into equity securities of the Company.
     “Security” means this Convertible Secured Note, as amended, replaced, or supplemented from time to time, initially issued on March •, 2007.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Share Delivery Date” has the meaning set forth in Section 3(a)(1) hereof.
     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
     “Trading Day” means, with respect to any security, a day during which trading in the security generally occurs on the Nasdaq Stock Market or, if the security is not quoted on the Nasdaq Stock Market, on the principal other national or regional securities exchange on which the security then is listed or, if the security is not listed on a national or regional securities exchange, on the principal other market on which the security is then traded; provided, however, that “Trading Day” shall not include any day during which trading in the security is suspended for more than three hours between 9:30 a.m. (New York time) and 4:00 p.m. (New York time).
     “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
     SECTION 11. Miscellaneous.
     (a) The Company will give prompt written notice to the Holder of this Security of any change in the location of the Designated Office. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Security must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided that such notice is also delivered by regular mail; (iii) two (2) Business Days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
     If to the Company:
Sipex Corporation
233 South Hillview Drive
Milpitas, CA 95035
Telephone: (408) 934-7500
Facsimile: (408) 935-7678
Attention: Ray Wallin, Chief Financial Officer

     with a copy to:
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
Telephone: (650) 493-9300
Facsimile: (650) 493-6811
Attention: Robert G. Day
     If to the Holder:
Rodfre Holdings LLC
c/o Joe Prudente
Future Electronics Corp.
41 Main Street
Bolton, MA, 01740
With a copy to:
Future Electronics Inc.
237 Hymus Blvd.
Pointe Claire, Quebec
H9R 5C7
Telephone: (514) 694-7710 Ext: 2986
Facsimile: (514) 694-7515
Attention: Guy Lavergne, Esq.
Associate General Counsel
     or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 5 days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (C) provided by a courier or overnight courier service shall be rebuttal evidence of personal service, receipt by facsimile, or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
     (b) (1) The transfer of this Security is registrable on the Note Register upon surrender of this Security for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Such Securities are issuable only in registered form without coupons in denominations of $500,000 (or such lesser remaining amount after all possible issuances in denominations of $500,000). No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith in the event that the Holder requests that this Security or the Common Stock issuable hereunder be issued in the name of someone other than the Holder. Prior to due presentation of this Security for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.
          (2) This Security and the Common Stock issuable upon conversion of the Conversion Account Balance have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction. Neither this Security nor the Common Stock issuable upon conversion of the Conversion Account Balance nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a “Transfer”) in the absence of such registration or unless such transaction is exempt from, or not subject to, registration. The Holder by its acceptance of this Security or the Common Stock issuable upon conversion of the Conversion Account Balance agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Security, other than for conversions pursuant to the terms hereof, or any portion thereof or interest therein. and then (other than with respect to a Transfer pursuant to a registration statement that is effective at the time of such Transfer) only to (a) the Company or (b) an Affiliate of the Holder and in the case of (b) above in which the transferor furnishes the Company with such certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
          (3) Upon presentation of this Security for registration of transfer at the Designated Office accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form approved by the Company executed by the Holder, in person or by the Holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Security shall be transferred on the Note Register, and a new Security of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated. Transfers and exchanges of this Security shall be subject to such additional restrictions as are set forth in the legends on this Security and to such additional reasonable regulations as may be prescribed by the Company as specified in Section 11(b)(2) hereof. Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note register.
          (4) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Security, and in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to the Company and upon surrender and cancellation of this Security, if mutilated, the Company will deliver a new Security of like tenor and dated as of such cancellation, in lieu of such Security.
          (5) The Holder represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act. The Holder has been advised that this Security and the Common Stock issuable upon conversion of the Conversion Account Balance have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The Holder has not been formed solely for the purpose of making this investment and is acquiring the Security for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof.
          (6) Such Holder understands that:
               (A) until the end of the holding period under Rule 144(k) of the Securities Act (or any successor provision), this Security (and all securities issued in exchange therefor or in substitution thereof, other than the shares of Common Stock issuable upon conversion of the Conversion Account Balance, which shall bear the legend set forth in Section 11(b)(6)(B) of this Security, if applicable) shall bear a legend in substantially the following form:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.
     The legend set forth above shall be removed and the Company shall issue a new Security of like tenor and aggregate principal amount, and which shall not bear the restrictive legend required by this Section 11(b)(6)(A), (i) if, in connection with a sale transaction, the Holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment, pledge or transfer of this Security may be made without registration under the Securities Act, or (ii) upon expiration of the applicable two-year holding period under Rule 144(k) of the Securities Act (or any successor rule). The Company shall not require such opinion of counsel for the sale of this Security in accordance with Rule 144 of the Securities Act in the event that the Holder provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144;

               (B) until the end of the holding period under Rule 144(k) of the Securities Act (or any successor provision), any stock certificate representing such shares of Common Stock shall bear a legend in substantially the following form unless, in the case of shares of Common Stock issued upon conversion of the Conversion Account Balance, the Security submitted for conversion is not required to bear the legend specified in Section 11(b)(6)(A):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.
The legend set forth above shall be removed and the Company shall issue a stock certificate evidencing such shares of Common Stock, as the case may be, without such legend to the holder of the stock certificate evidencing such shares of Common Stock and upon which such legend is stamped, (i) if such shares of Common Stock have been resold or transferred pursuant to the registration statement contemplated by the Purchase Agreement and the registration statement was effective at the time of such transfer, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment, pledge or transfer of the shares of Common Stock may be made without registration under the Securities Act, or (iii) upon expiration of the applicable two-year holding period under Rule 144(k) of the Securities Act (or any successor rule). The Company shall not require such opinion of counsel for the sale of such shares of Common Stock in accordance with Rule 144 of the Securities Act, provided that the Seller provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144; and
               (C) in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year holding period under Rule 144(k) (or the corresponding holding period under any successor rule), (i) each reference in Sections 11(b)(6) of this Agreement to “two-year holding period” shall be deemed for all purposes of this Agreement to be references to such changed period, and (ii) all corresponding references in this Security shall be deemed for all purposes to be references to the changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws.
          (7) Neither this Security nor any term hereof may be amended or waived orally or in writing, except that any term of this Security may be amended and the observance of any term of this Security may be waived (either generally or in a particular instance and either retroactively or prospectively), upon the approval of the Company and the Holder; provided, however, that the Company may, without the consent of the

Holder, amend the Security for the purpose of (i) surrendering any right or power conferred upon the Company, (ii) providing for Conversion Rights of Holder if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs, (iii) providing for the assumption of the Company’s obligations to the Holder in the case of a merger, consolidation, conveyance, transfer or lease, or (iv) reducing the Conversion Price, provided that the reduction will not adversely affect the interests of the Holder.
          (c) In any case in which the date of maturity of, the date of payment of any interest on this Security will not be a Business Day, then payment of such interest on or Principal Amount of this Security need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date of maturity or date of payment, as the case may be, and no interest shall accrue for the period from and after such date.
          (d) In the case of a dispute as to the determination of the Closing Price, the Conversion Price, the fair market value of assets (other than cash or securities), or the arithmetic calculation of any shares of Common Stock to be issued hereunder, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day from the manifestation of such dispute to the Holder. If the Company and the Holder are unable to agree upon such determination or calculation of the Closing Price, the Conversion Price or the fair market value of assets (other than cash or securities), or the arithmetic calculation of any shares of Common Stock to be issued hereunder, as the case may be, within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within 10 Business Days, submit via facsimile (a) the disputed determination of Closing Price, the Conversion Price or the fair market value of assets (other than cash or securities) to an independent, reputable investment bank selected by the Holder and approved by the Company or (b) the disputed arithmetic calculation of any shares of Common Stock to be issued hereunder to the Company’s independent, outside accountant. The Company shall make reasonable efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 15 Business Days from the date it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The fees and expenses of the accountant or investment bank, as the case may be, shall be paid by the party whose calculation or determination is, on a percentage basis, the least closest to that determined by the accountant or investment bank; provided, however, that if each of the amounts originally determined or calculated by the Company and the Holder are at least equal to 80% of the amount calculated or determined by the accountant or investment bank but not more than 120% of the amount calculated or determined by the accountant or investment bank, then the Company and the Holder will each pay one half of the fees and expenses of such accountant or investment bank.
          (e) If (a) this Security is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the

Holder otherwise takes action to collect amounts due under this Security or to enforce the provisions of this Security or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Security, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including but not limited to reasonable attorneys fees and disbursements.
          (f) THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MASSACHUSETTS.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.
     Dated: March •, 2007

SIPEX CORPORATION

By:

Name:

Title:

RODFRE HOLDINGS LLC

By:

Name:

Title:

EXHIBIT A
CONVERSION NOTICE
     The undersigned holder of this Security hereby irrevocably exercises the Conversion Rights granted pursuant to this Security and does hereby convert the amount of the Conversion Account Balance below designated, into Common Stock in accordance with the terms of this Security, and directs that such shares, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

RODFRE HOLDINGS LLC

By:

Name:

Title:

If shares are to be registered in the name of a Person other than the holder, please print such Person’s name and address:

Name

Address

Social Security or other Taxpayer Identification Number, if any

Amount of accrued interest: $

EXHIBIT B
NOTICE OF ELECTION TO REQUIRE PAYMENT
     Pursuant to Section 4(a)(2) of the this 9% Convertible Unsecured Junior Note Due 2008 dated March •, 2007 of Sipex Corporation (the “Security”), the undersigned holder of this Security hereby irrevocably exercises the option to require redemption and repayment of the principal amount of this Security, together with all accrued interest thereon for which Conversion Rights have not been exercised, on the day on which the Change of Control (as defined in this Security) is consummated and directs that such check for such payment be delivered to the undersigned unless a different name has been indicated below.

Dated:

RODFRE HOLDINGS LLC

By:

Name:

Title:

If a check is to be delivered in the name of a Person other than the holder, please print such Person’s name and address:

Name

Address

Social Security or other Taxpayer Identification Number, if any

EXHIBIT B
SECRETARY’S CERTIFICATE

SIPEX CORPORATION
SECRETARY’S CERTIFICATE
March 29, 2007

     Reference is made to that certain Securities Purchase Agreement (the “Agreement”) dated as of March 29, 2007 by and among Sipex Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and Rodfre Holdings LLC. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. This Certificate is being delivered to satisfy the conditions precedent set forth in Section 6(e) of the Agreement.
     I, Clyde R. Wallin, do hereby certify that I am the Secretary of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company, and do hereby further certify that:
1.	Attached hereto as Exhibit A is a true and complete copy of the Restated Certificate of Incorporation of the Company, (the “Certificate”), certified by the Secretary of State of Delaware on March 26, 2007 as in effect on the date thereof. No document with respect to an amendment to the Certificate has been filed in the office of the Secretary of State of Delaware since March 26, 2007, and no action has been taken by the Company since such date in contemplation of any such amendment or the dissolution, merger, or consolidation of the Company, other than as contemplated by the Agreement.

2.	Attached hereto as Exhibit B is a true and complete copy of the Amended and Restated Bylaws of the Company as in full force and effect on the date hereof. No action has been taken by the stockholders or directors of the Company in contemplation of any amendment to such bylaws.

3.	Attached hereto as Exhibit C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company as of March 29, 2007 authorizing the execution, delivery and performance by the Company of the Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby. Such resolutions have not been amended, modified or rescinded since their adoption and remain in full force and effect as of the date hereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, I have hereunto signed my name as of March 29, 2007.

/s/ Clyde R. Wallin
Clyde R. Wallin, Secretary of the Company

[Signature Page to the Secretary’s Certificate]

EXHIBIT A
Restated Certificate of Incorporation

EXHIBIT B
Amended and Restated Bylaws

EXHIBIT C
Board Resolutions

SCHEDULE A
WIRE INSTRUCTIONS

ACCOUNT NAME:	[Deutsche Bank Securities]

THE BANK:	[Allfirst Bank Baltimore MD]

ACCOUNT NUMBER:	[068-87-618]

ABA/TRANSIT NUMBER:	[052000113]

FOR FURTHER CREDIT TO:	[Sipex Corporation
Account# 210-71019-13]